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                                                                   EXHIBIT 10.14

                                    ARVC
                       CONTRACT FOR TELEPHONE SERVICES


This Contract ("Contract") dated as of November 1, 1997, sets forth the understanding of METROPHONE TELECOMMUNICATIONS INCORPORATED ("Metrophone") and NATIONAL ASSOCIATION OF RV PARKS AND CAMPGROUNDS ("ARVC") for telephone services as described in this Contract to be delivered by Metrophone to ARVC and its Members. Together Metrophone and ARVC are sometimes referred to as the "Parties."

1.  EXCLUSIVE CONTRACT. ARVC agrees that Metrophone Telecommunications, Inc.
    ------------------
    ("Metrophone") shall have the exclusive right to provide "Telephone Services" (as defined below) to ARVC and have the exclusive marketing support of ARVC to enter into Telephone Service Contracts with its Members ("Members") for a period of five years. The form of Member Telephone Service Contracts to be offered by Metrophone and supported by ARVC is attached and incorporated as Exhibit A to this Contract (the "Members Contract"). Provision of Telephone Services shall begin on the effective date of this Contract, except as otherwise specified. ARVC shall use its best efforts (as defined in paragraph 4(d) below) to market Telephone Services from Metrophone to its Members at all of their approximately 3,500 sites, including new sites. ARVC shall not contract with, or promote, any other provider of Telephone Services to its Members during the term of this Contract, or allow any other provider of Telephone Services to use the ARVC name, membership lists, logos, etc.

    For purposes of this Contract, Telephone Services shall mean:

    (a) Pay telephones, including coin operated, coinless, table top, and cordless, as applicable and appropriate to the particular sites.

    (b) Business exchange access lines for voice, fax, and data, when competitive local exchange service is available and offered by Metrophone in the Members' geographic locations;

    (c) Presubscribed (1+) and toll free "800" long distance telephone service and international service to Canada, Mexico, and other countries where technically and economically feasible; and

    (d) Presubscribed operator services, calling cards, and credit cards, except for such services provided under the contract between ARVC and AT&T Communications, Inc., dated August 1994 as amended August 25, 1997 ("AT&T Contract") for the initial term of such contract as it existed on August 25, 1997.

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2.   BONUS PAYMENTS.   Metrophone shall make bonus payments to ARVC as follows:
     ---------------

(a) Upon the expiration of the AT&T Contract and provided there shall be no new contract signed by ARVC with any party which will impinge on Metrophone's exclusive rights described in paragraph 3(a), Metrophone shall pay to ARVC a $140,000 signing bonus in two equal installments of $70,000 each. The second $70,000 installment shall be paid six months from the date of the first payment. This is strictly a signing bonus and is in addition to any commissions earned through the operation of the program.

3.   METROPHONE RESPONSIBILITIES.
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(a)  Metrophone shall provide appropriate pay telephone equipment and enclosures and directories ("Installed Telephones") at all locations for Members who execute the Members Contract where they are reasonably cost justified. For purposes of this Contract a location is "reasonably cost justified" if the rolling 12 month average for at least one telephone is $200 per month.
     (This minimum revenue shall be adjusted from time to time according to the U. S. Department of Labor all cities cost of living index). If the rolling 12 month average for at least one telephone is $100 per month, Metrophone will install the payphone, but no commissions shall be payable to ARVC or the Member. If the rolling 12 month average is less than $100 per month, Metrophone agrees to negotiate in good faith with the Member for an appropriate subsidy for the Member to make some payment to support the economics of maintaining the payphone. Installation of payphones under this Contract shall take place on dates mutually agreed between Metrophone and the Member, as the case may be.

     Metrophone shall use Protel or equivalent equipment for Installed Telephones. The initial long distance carriers for non-sent paid 0+ and 0-calls (i.e., calls for which the callers do not dial an access code) for the Payphones will be AT&T or USLD, LCI, LDDS. Rates for such calls will be at the carriers' applicable operator-assisted rates plus a surcharge ("PIF" or property imposed fee) of up to $1.00 per call. Metrophone has no control over rates when callers dial an access code to reach their preferred carrier (e.g. 1-800, 950-xxxx, or 10xxx calls). Metrophone may use its reasonable discretion in consultation with ARVC to select alternative long distance carriers depending on market conditions from time to time.

(b) Metrophone shall be responsible for providing or contracting at its expense for installation and service of the Installed Telephones, providing or contracting for local, long distance, and operator service, and repairing or replacing Installed Telephones as reasonably required. Metrophone will continue to monitor changes in the telecommunications industry and provide appropriate state of the art equipment and service through the term of this Contract.


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(c)  Metrophone shall pay all local exchange and long distance charges and all related taxes and charges on the lines serving the Installed Telephones (this applies only to payphones). Operator-assisted charges will be the responsibility of the billed party.

(d) Metrophone shall pay commissions on payphone revenues for Installed Telephones under Member Contracts (calculated as set forth below) as follows:

     20% to the ARVC Member operating the location of each Installed Telephone.

     5% to ARVC.

On the fifth anniversary of this Contract, the commission rates set forth above shall be adjusted to reflect the then current rate. If the parties fail to agree, either one may institute binding arbitration to determine the appropriate rate.

The foregoing commission percentages shall be calculated based on the gross revenue received from each telephone from coins collected for sent paid local and toll calls, commission, payments received from the presubscribed operator service provider, dial-around compensation payments received from non-presubscribed carriers and operator service providers, less all federal, state, and local taxes on Telephone Services and local exchange and long distance charges and the local access line charge and all related taxes and charges incurred on the payphone lines.

(e) Metrophone shall be responsible for marketing Telephone Services under the Contract.

(f) Metrophone shall pay to ARVC (in addition to five percent of the payphone revenues as defined above) a five percent commission on the 1+ and 800 revenues earned by Metrophone from 1+ and 800 carriers.

(g) At the end of the term of the Contract, in the event Metrophone is continuing to earn revenues from Telephone Services provided to ARVC Members, Metrophone shall continue to make commission payments on payphone revenues and 1+ and 800 revenues at the same rates, and on the same terms and conditions, as the Contract, for so long as Metrophone shall continue to receive such revenues.

(h) Metrophone shall offer Members uniform Members Contract terms for comparable facilities, except that Metrophone may exercise reasonable judgment to make modifications necessary to meet competition.

(i) Metrophone represents and warrants that it is capable of installing Installed Telephones anywhere in the continental United States, including Alaska.

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4.   ARVC AND ARVC MEMBERS' RESPONSIBILITIES.
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     (a)  ARVC Members' responsibilities shall be as set forth in the Members
          Contract.

     (b) ARVC shall be responsible to pay to Metrophone or the carrier selected by Metrophone any local exchange, operator-assisted, and long distance charges and all related taxes and charges incurred by the ARVC on its lines. Any charges incurred under this section may be offset against sums due to ARVC.

     (c) ARVC shall use its best efforts to promote and market Metrophone's Telephone Services to its Members. Advertising in ARVC publications or elsewhere is the responsibility of Metrophone. ARVC will provide endorsements, letters of recommendation, complimentary membership, permission to use the ARVC logo and name (upon approval of specific uses), inclusion of Metrophone in all ARVC membership benefit literature, referrals, opportunities to provide seminars and workshops on communication programs and techniques, opportunities to author articles, and preferential ad placement in publications under ARVC control.

          Metrophone will pay for advertising, exhibit booth space and related travel and promotional expenses, and all other commercial promotional and advertising opportunities.

          Metrophone understands that ARVC cannot exclude other commercial companies from purchasing advertising, show exhibit space or other opportunities made available to vendors marketing goods and services to the RV park and campground industry.

5.   RATES. Rates for domestic long distance service provided by Metrophone to
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     ARVC Members shall be $.08 to $.11 per minute. Rates for local exchange service, when provided by Metrophone to ARVC or an ARVC Member, are to be determined, but shall be below the rates charged by the incumbent local exchange company for the like kind of service. International rates and operator service rates shall be equal to or lower than AT&T's basic rates for comparable services.

6.   TERM. This Contract shall become effective for a primary term of five
     ----
     years, beginning November 20, 1997, and shall continue in effect thereafter for an additional five years unless canceled by either Party hereto having given at least one hundred and eighty (180) days advance written notice of its intention to cancel or terminate this Contract at the conclusion of the primary term.

7.   TERMS AND CONDITIONS.
     --------------------

     7.1 NOTICES. Notices under this Contract shall be sent to:
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(a)  ARVC

     Address:   8605 Westwood Center Drive, Suite 201
                Vienna, VA 22182-2231

     Telephone: (703) 734-3000
     Facsimile: (703) 734-3004

(b)  Metrophone

     Address:   13820 NE 65th, Suite 538
                Redmond, WA 98052

     Telephone: (425) 869-7551
     Facsimile: (425) 869-7710

7.2  BILLS. ARVC's monthly bills for Telephone Services shall be rendered by
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     the applicable carrier on such carrier's normal billing cycle. All bills for Telephone Services delivered hereunder are due and payable in accordance with the applicable carrier's tariff or established practices.

     Payphone and 1+ commissions earned by ARVC starting from November 20, 1997, will be paid on a monthly basis, except that the first payment for each payphone shall be made approximately 90 days following installation due to cash flow issues in connection with the installation. Metrophone will remit compensation on dial-around revenues when it receives payment from the carrier.

7.3  PAYPHONE COINS. Amounts received by an Installed Telephone shall be
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     deemed to be the amount shown by the computer records for such payphone.
     Risk of loss or shrinkage of actual coins collected on Payphones located on ARVC premises shall be on ARVC.

7.4  STATEMENT OF COMMISSIONS. Metrophone shall render commission statements
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     on a quarterly basis. ARVC shall have ninety (90) days from the date of the commission statement to seek correction, or otherwise challenge the commission statement. After expiration of this period, the parties expressly agree that any challenges to the statement are waived.

7.5  TARIFFS. The parties recognize that Metrophone is providing telephone
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     services subject to regulation by state and federal authorities depending on the jurisdiction of ARVC's phones. To the extent that any provisions of this contract are inconsistent with the terms of any current or future applicable tariff, price list, or other regulatory requirement, the parties agree that the provisions of the applicable tariff, price list, or other regulatory requirement shall control.

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8.   INDEPENDENT CONTRACTORS. Nothing herein shall be construed as creating or
     -----------------------
     having created a partnership or joint venture between the Parties hereto and neither Party shall have the power to bind or obligate the other to an agreement with a third party.

9.   SUCCESSORS AND ASSIGNS. Any company which shall succeed by purchase,
     ----------------------
     merger, consolidation, or otherwise to the business, substantially as an entirety, of either Metrophone or ARVC, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor under this Contract. Otherwise no assignment of this Contract or any of the rights or obligations hereunder shall be made unless there first shall have been obtained the written consent thereto of ARVC in the event of an assignment by Metrophone, or the written consent thereto of Metrophone in the event of an assignment by ARVC, which consents will not be unreasonably withheld.

10.  MODIFICATION. No modification of the terms and provisions of this
     ------------
     Contract shall be made except by the execution of written amendments executed by authorized representatives of ARVC and Metrophone.

11.  SEVERABILITY. If any provision hereof shall be found to be inoperative or
     ------------
     in violation of any applicable law, regulation, tariff or price list, only that provision shall be deleted from this Contract, and the remainder of this Contract shall not be affected.

12.  LAW GOVERNING VENUE. Except for federal, state, and local laws and rules
     -------------------
     regulating telecommunications services, the laws of the Commonwealth of Virginia shall govern this Contract and the rights and the obligations of the Parties hereunder, and in the event of any action brought hereunder, venue shall be proper in the County of Fairfax, Commonwealth of Virginia.

13.  ATTORNEY'S FEES. In the event it becomes necessary for either Party to
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     obtain the services of an attorney for the purposes of collection, interpretation, or enforcement of any of the provisions of this Contract, the prevailing Party shall be entitled to reimbursement of all reasonable attorney's fees and collection costs as the arbitrator, the trial judge or the appellate court may judge reasonable in the arbitration, the action and the appeal, if any, along with statutory costs, disbursements, and applicable interest.

14.  CONFIDENTIALITY. The Parties agree that the terms of this Contract and
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     any resulting transaction shall be kept strictly confidential, except to the extent required by applicable law, and except to the extent either Party is required to disclose pertinent information concerning this Contract to regulatory agencies, lenders or underwriters within the normal course of business. If either Party makes such disclosure, it shall advise the lenders or underwriters that the information disclosed is strictly confidential.

15.  FORCE MAJEURE
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     15.1  Provided that notice is given to the other Party, a Party shall not be considered to be in default under this Contract, and its obligations hereunder shall be

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          suspended (except for any obligation to pay a money obligation to the other) in the event and for as long as such Party is prevented from fulfilling its obligations by reason of Force Majeure.

     15.2 The term "Force Majeure" shall be deemed for the purposes of this Contract to mean any cause or condition beyond a Party's reasonable diligence, including but not limited, to storm, tornado, landslide, washout, flood, lightning, earthquake, volcano, fire, explosion, act of God, civil disturbance, strike, lockout, national emergency, restraint by court or public authority, failure to act or delay in acting of civil, military or governmental or regulatory authority, or a change in law or regulation with which either Party subject to such change cannot reasonably comply. No Party shall be required to accede or agree to any provisions not satisfactory to it in order to settle or terminate a strike or other labor disturbance.

     15.3 The Party claiming Force Majeure shall exercise reasonable diligence to remove any disability to its performance cause by such Force Majeure with reasonable promptness and dispatch. In the event that the Party claiming Force Majeure may partially carry out such obligations, then such obligations of the Party claiming Force Majeure shall be partially suspended, such partial suspension to be commensurate with the reduction in the ability of the Party claiming Force Majeure to carry out its obligations hereunder.

16.  ARBITRATION. Any dispute or claim arising out of this Contract shall be
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     settled by arbitration. Arbitration proceedings shall be commenced by the delivery by either Party to the other of written notice demanding arbitration. The matter shall be submitted to such disinterested arbitrator as shall be agreed upon by the Parties. The arbitrator shall determine the rules to govern the arbitration proceeding. In the event the Parties are unable to agree upon an arbitrator within ten (10) calendar days of the date a notice requesting arbitration is delivered, then binding non-appealable arbitration shall be conducted by Judicial Arbitration Mediation & Services, Inc. ("JAMS"), Washington, D.C., for a reasoned award with provision for filing the award under applicable state law. The controversy or claim shall be decided by a single arbitrator.
     The Parties may agree on an arbitrator from the JAMS panel. If they are unable to agree within 10 days, JAMS shall provide a list of three available panelists to the Parties, and each Party shall within 10 days of receipt of such list be entitled to strike one arbitrator from the list. The remaining person on the list shall serve as arbitrator.

     Any arbitration hearing shall be held in Fairfax County, Virginia, unless the Parties agree otherwise. Any award rendered by arbitration shall be final and binding on the Parties and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding any arbitration rules to the contrary, the award of the arbitrator must be made no later than six (6) months following the date on which the arbitrator is appointed. The arbitrator shall have authority and discretion to award costs and reasonable attorney's fees to the prevailing Party.

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17.  INDEMNIFICATION. Each Party will indemnify, defend and hold harmless the
     ---------------
     other Party and its officers, employees and agents from any and all claims, suits, actions, damages, costs (including, without limitation, reasonable attorneys fees) or liabilities to the extent arising from the indemnifying Party's failure to perform its obligations hereunder. Metrophone shall indemnify and hold harmless ARVC from any claims arising out of performance or nonperformance by Metrophone subcontractors.

18.  RENEWAL NEGOTIATIONS. The Parties agree to negotiate in good faith for
     --------------------
     the renewal of this Contract at the end of its term, based on economics of the industry at the time of the negotiation.

19.  NO THIRD PARTY BENEFICIARIES; PRIORITY OF MEMBER AGREEMENT. This Contract
     ----------------------------------------------------------
     is between the Parties and is not intended to confer rights upon Members or any other non-party. In the event the terms of any other agreement between a Member and a Party conflict with this Contract, as between the Member and the Party such other agreement shall prevail.

20.  AUDIT. ARVC shall have the right to audit the records of Metrophone
     -----
     related to this Contract during regular business hours at its expense, upon reasonable notice.

21.  DEFAULT. The occurrence of any one or more of the following events shall
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     constitute a default under this Contract:

     (a) A Party becomes insolvent or voluntarily or involuntarily bankrupt or if a receiver, assignee or other liquidating officer is appointed for the business of such Party and if the receivership, assignment or other liquidating action is not terminated within 60 days of such appointment.

     (b) Failure of a Party or a Party's subcontractor to perform any material obligation under this Contract.

     (c) Conduct detrimental to the reputation of ARVC and its Members, such as conviction of crimes involving moral turpitude by Metrophone.

     (d) Failure of Metrophone to install at least 500 Installed Telephones by the second anniversary of this Contract or at least 1,000 Installed Telephones by the fourth anniversary of this Contract.

     The nondefaulting Party may terminate this Contract if the defaulting Party shall be in default as defined above and shall fail to cure such default within 30 days after written notice thereof by the nondefaulting Party. Provided, however, that if the nature of the default is such that more than 30 days are reasonably required for its cure, then the nondefaulting Party shall not be entitled to terminate this Contract if the defaulting Party commences reasonable cure of the default within the 30 day period and thereafter

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      diligently prosecutes such cure to completion. The foregoing cure opportunity shall not apply to default under subsection (d) above.

IN WITNESS WHEREOF, the Parties hereto have caused this Contract to be duly executed by their proper officers thereunto duly authorized as of the date first herein above written.

                                        METROPHONE TELECOMMUNICATIONS
                                        INCORPORATED


                                        By /s/
                                           -------------------------------

                                        Title   Pres & CEO
                                              ----------------------------


                                        NATIONAL ASSOCIATION OF RV PARKS AND
                                        CAMPGROUNDS


                                        By /s/
                                          ----------------------------------

                                        Title   President
                                             -------------------------------

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